UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2017

FB FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	001-37875	62-1216058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Commerce Street, Suite 300
Nashville, Tennessee 37201
(Address of principal executive offices)

(615) 564-1212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

A special meeting of the shareholders of FB Financial Corporation (the “Company”) was held on July 28, 2017 in Nashville, Tennessee (the “Special Meeting”).  At the Special Meeting, the Company’s shareholders approved the following proposals:

•
to approve the issuance of 1,521,200 shares of Company common stock to Clayton HC, Inc. (“Clayton HC”) as partial consideration for the acquisition of Clayton Bank and Trust (“CBT”) and American City Bank (“ACB” and together with CBT, the “Clayton Banks”) pursuant to that certain Stock Purchase Agreement, dated as of February 8, 2017 and as amended on May 26, 2017, by and among the Company, FirstBank, Clayton HC, the Clayton Banks and Mr. James L. Clayton (the “Clayton Banks Proposal”);

•
to ratify and approve the issuance of 180,303 shares of the Company’s common stock to Mr. Gordon Inman in the Company’s private placement of 4,807,610 shares of the Company’s common stock (the “Private Placement Proposal”); and

•	to approve any motion to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve Proposal 1 (the “Adjournment Proposal”).

The proposals presented at the Special Meeting are described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the United States Securities and Exchange Commission on July 10, 2017.

As of July 5, 2017, the record date for the Special Meeting, there were 28,968,160 shares of the Company’s common stock issued and outstanding and eligible to be voted at the Special Meeting.  A total of 23,003,780 shares were represented in person or by proxy at the Special Meeting, which constituted a quorum to conduct business at the Special Meeting.

At the Special Meeting, the Clayton Banks Proposal and the Private Placement Proposal were approved the affirmative vote of a majority of the votes cast at the Special Meeting.  Sufficient votes were also received to approve the Adjournment Proposal, although an adjournment of the Special Meeting was not necessary in respect of the approval of the Clayton Banks Proposal.  The final voting results for the three proposals presented to the Company’s shareholders at the Special Meeting were as follows:

Proposal	Votes For	Votes Against	Abstain

Clayton Banks Proposal	22,975,336	284	28,160

Private Placement Proposal	22,996,570	1,817	5,393

Adjournment Proposal	22,848,113	151,242	4,425

Item 7.01 Regulation FD Disclosure.

On August 1, 2017, members of the management team from the Company will present at the Keefe, Bruyette & Woods 2017 Community Bank Investor Conference in New York, New York at 8:00 a.m. Eastern Time. This presentation will be available by webcast at http://wsw.com/webcast/kbw40/fbk.  On August 1, 2017 and August 2, 2017, members of the management team will also be conducting investor meetings while at the conference.  A copy of the presentation to be used during the presentation and in investor meetings is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”).

The information contained in this Item 7.01 and in Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference into any filings made by the Company pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

99.1	Presentation by FB Financial Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FB FINANCIAL CORPORATION

By:	/s/ James R. Gordon
James R. Gordon
Chief Financial Officer

Date:            July 28, 2017

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Presentation by FB Financial Corporation